Exhibit 99.3
INDEX TO FINANCIAL STATEMENTS
Combined Entities — Historical Financial Statements:

Report of Independent Registered Public Accounting Firm	2

Combined Balance Sheets as of December 31, 2007 and 2006	3

Combined Statements of Operations for the years ended December 31, 2007 and 2006	4

Statements of Changes in Owners’ Combined Deficit for the years ended December 31, 2007 and 2006	5

Combined Statements of Cash Flows for the years ended December 31, 2007 and 2006	6

Notes to Combined Financial Statements	7

Schedule III Real Estate and Accumulated Depreciation	20

Report of Independent Registered Public Accounting Firm
To the Principals of the companies in the Combined Entities
We have audited the accompanying combined balance sheets of the entities referred to herein as Combined Entities (see Note 1) as of December 31, 2007 and 2006, and the related combined statements of operations, statements of changes in owners’ combined deficit and combined statements of cash flows for the years then ended. Our audits also included the financial statement schedule III – real estate and accumulated depreciation. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Combined Entities as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
/s/ McGladrey & Pullen, LLP
Pasadena, California
March 18, 2008, except for Note 12, as to which the date is June 3, 2008

Combined Entities
Combined Balance Sheets
(in thousands)

	DECEMBER 31,
	2007	2006

Assets
Net investments in real estate	$195,703	$194,154
Investment in joint ventures	246	277
Cash and cash equivalents	7,757	7,113
Restricted cash	3,501	6,951
Accounts receivable, net	6,064	5,145
Deferred financing costs, net	2,801	3,321
Intangible assets, net	14,585	17,328
Other assets	866	618

Total Assets	$231,523	$234,907

Liabilities
Mortgage notes payable	$288,717	$285,322
Accounts payable and accrued expenses	5,217	5,160
Security deposits	1,797	1,795
Other liabilities	50,902	44,605
Below market lease value	4,035	4,980

Total Liabilities	$350,668	$341,862

Owners’ Combined Deficit	(119,145)	(106,955)

Total Liabilities and Owners’ Combined Deficit	$231,523	$234,907

See notes to combined financial statements

Combined Entities
Combined Statements of Operations
(in thousands)

	YEARS ENDED
	DECEMBER 31,
	2007	2006

Revenues
Rental revenues	$26,403	$25,104
Parking revenues	5,525	4,604
Expense reimbursements	14,338	12,546
Other operating income	249	295

Total revenues	$46,515	$42,549

Expenses
Property operating	$25,694	$22,240
Interest	22,431	22,575
Depreciation and amortization	12,304	12,199
General and administrative	190	391

Total expenses	$60,619	$57,405

Loss before joint venture and interest income	$(14,104)	$(14,856)
Loss from joint ventures	(31)	(32)
Interest income	298	196

Net Loss	$(13,837)	$(14,692)

See notes to combined financial statements

Combined Entities
Statements of Changes in Owners’ Combined Deficit
(in thousands)

OWNERS’
COMBINED
DEFICIT

Owners’ combined deficit, December 31, 2005	$(36,541)
Equity contributions	5,740
Distributions	(61,462)
Net Loss	(14,692)

Owners’ combined deficit, December 31, 2006	(106,955)
Equity contributions	1,977
Distributions	(330)
Net Loss	(13,837)

Owners’ combined deficit, December 31, 2007	$(119,145)

See notes to combined financial statements

Combined Entities
Combined Statements of Cash Flows
(in thousands)

	YEARS ENDED DECEMBER 31,
	2007	2006

Operating activities
Net loss	$(13,837)	$(14,692)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	8,368	8,009
Amortization	3,936	4,190
Below market lease amortization	(942)	(892)
Loss from joint venture	31	32
Write off of tenant improvements	180	114
Write off of leasing commissions and other intangibles	1,027	—
Leasing commissions paid	(1,696)	(1,791)
Changes in operating assets and liabilities
Accounts receivable	(920)	(1,430)
Other assets	(249)	(337)
Accounts payable and accrued expenses	57	886
Other liabilities	17	988

Net cash used in operating activities	$(4,028)	$(4,923)

Investing activities
Acquisition and improvement of real estate	$(10,136)	$(13,590)
Sale of real estate	40	—
Decrease in restricted cash	3,450	902

Net cash used in investing activities	$(6,646)	$(12,688)

Financing activities
Proceeds from mortgage notes payable	$3,682	$159,373
Repayment of mortgage notes payable	(288)	(80,501)
Deferred financing costs	(4)	(1,126)
Repayment of capital lease	—	(10,000)
Related party loans	6,281	5,473
Equity contributions	1,977	5,740
Distributions	(330)	(61,462)

Net cash provided by financing activities	$11,318	$17,497

Increase (decrease) in cash and cash equivalents	$644	$(114)
Balance at beginning of year	7,113	7,227

Balance at end of year	$7,757	$7,113

Supplemental cash flow information
Interest paid	$17,616	$16,590

See notes to combined financial statements

Combined Entities
Notes to Combined Financial Statements
Years ended December 31, 2007 and 2006
(Dollar amounts in thousands)
1. Organization and Ownership
     Combined Entities is not a legal entity. It is the name used for an aggregation for accounting purposes of the combined ownership and operations of seven wholly-owned office properties and a 7.5% minority interest in one office property acquired in or prior to 2005. Jay Shidler owns approximately 36% of the Combined Entities. Principals of affiliated entities operating under the business name “The Shidler Group” and the executive employees of their affiliates will be collectively referred to as “Management” throughout these Notes.
     Pursuant to the transactions (the “Transactions”) contemplated by the Master Formation and Contribution Agreement, dated October 3, 2006 between Arizona Land Income Corporation (“AZL”) and POP Venture, LLC (“POP Contributor”), as amended (the “Master Agreement”), AZL will be reincorporated in Maryland, will be renamed Pacific Office Properties Trust, Inc. (“POPT”), and will form, and be the sole general partner of, Pacific Office Properties, L.P. (the “Operating Partnership”). As part of the Transactions contemplated by the Master Agreement, ownership interests in up to nine office properties (“Contributed Properties”), including the ownership interests in the eight properties aggregated as the Combined Entities, will be contributed to the Operating Partnership.
     The table below reflects the dates that the ownership interest in the Combined Entities properties were acquired:

		DATE	%
PROPERTY	MARKET	ACQUIRED	OWNERSHIP

City Center	Honolulu	December 1985	100%
Pacific Business News Building	Honolulu	February 1996 (1)	100%
Davies Pacific Center	Honolulu	December 2003	100%
Pan Am Building	Honolulu	December 2003	100%
City Square	Phoenix	August 2005	100%
First Insurance Center	Honolulu	December 2005	100%
Sorrento Technology Center	San Diego	December 2005	100%
Seville Plaza	San Diego	December 2005	7.5%

(1)	50.0% interest acquired in February 1996, 16.66% interest in January 2001, and remaining 33.34% interest acquired in October 2004.
2. Summary of Significant Accounting Policies
Basis of Presentation
     The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and represent the assets and liabilities and operating results of the Combined Entities on a historical cost basis. All significant intercompany balances and transactions have been eliminated in combination.
Principles of Combination
     The Combined Entities represent a combination of certain entities holding interests in real estate that are commonly managed. Due to their common management, and consistent with Accounting Research

Bulletin 51, Consolidated Financial Statements, these financial statements present the separate entities which own the properties on a combined basis.
Use of Estimates in Combined Financial Statements
     The preparation of combined financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Significant estimates and assumptions are used by Management in determining the useful lives of real estate properties and the initial valuations and underlying allocations of purchase price in connection with real estate property acquisitions. Actual results may differ from those estimates.
Revenue Recognition
     Revenue and gain is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition in Financial Statements (SAB 104), as amended. SAB 104 requires that four basic criteria be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectability is reasonably assured.
     All tenant leases are classified as operating leases. For all leases with scheduled rent increases or other adjustments, rental income is recognized on a straight-line basis over the terms of the leases. Straight line rent receivable represents rental revenue recognized on a straight-line basis in excess of billed rents and this amount is included in “Accounts receivable, net” on the combined balance sheets. Where Management has determined that collectability is reasonably assured, reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenues in the period the applicable costs are incurred.
     Rental revenue from parking operations and month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.
     Lease termination fees, which are included in other operating income in the accompanying consolidated statements of operations, are recognized when the related leases are canceled and the Combined Entities has no continuing obligation to provide services to such former tenants.
     Combined Entities recognizes gains on sales of real estate pursuant to the provisions of the Statement of Financial Accounting Standards (SFAS) No. 66, Accounting for Sales of Real Estate (SFAS No. 66). The specific timing of a sale is measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, gain recognition is deferred and the continued operations of the property are accounted for by applying the finance, installment or cost recovery method.
     Other operating income on the Combined Entities statements of operations generally includes income incidental to the operations of the Combined Entities and is recognized when earned.
Income Taxes
     The entities combined into the Combined Entities are limited liability companies. Under applicable federal and state income tax rules, the allocated share of net income or loss from the entities is reportable on the income tax returns of the respective partners and members. Accordingly, no income tax provision is included in the accompanying combined financial statements other than the annual taxes and fees imposed on limited liability companies by the State of California. California imposes an annual tax of $.8 per year on limited liability companies doing business in the state. In addition to the annual tax, every limited liability company must also pay a fee based on its total annual income. The minimum fee is $.9 and the maximum fee is $11.8 per annum. Only one of the Combined Entities, the entity holding interests in Sorrento Technology Center, is subject to the California tax and fee. The amounts paid have been included in “General and administrative” expenses.
Cash and Cash Equivalents
     Management considers all short-term cash investments with maturities of three months or less when purchased to be cash equivalents. Restricted cash and short-term investments are excluded from cash and cash equivalents for the purpose of preparing the combined statements of cash flows.
     The Combined Entities maintain cash balances in various banks. At times, the amounts of cash held in financial institutions may exceed the maximum amount insured by the FDIC. Management does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Restricted Cash
     Restricted cash includes escrow accounts held by lenders.
Real Estate Properties
     Depreciation
     Land, buildings and improvements, and furniture, fixtures and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method for financial reporting purposes. Buildings and improvements are depreciated over their estimated useful lives which range from 18 to 46 years. Tenant improvement costs recorded as capital assets are depreciated over the shorter of (i) the tenant’s remaining lease term or (ii) the life of the improvement. Furniture, fixtures and equipment are depreciated over three to seven years.
     Acquisitions
     Under SFAS No. 141, Business Combinations, acquisitions are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition.
     Estimates of future cash flows and other valuation techniques are used to allocate the acquisition cost of acquired properties among land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above- and below-market leases, and acquired above- and below-market ground leases.
     The fair values of real estate assets acquired are determined on an “as-if-vacant” basis. The “as-if-vacant” fair value is allocated to land, and where applicable, buildings, tenant improvements and equipment based on comparable sales and other relevant information obtained in connection with the acquisition of the property.
     Fair value is assigned to above-market and below-market leases based on the difference between (a) the contractual amounts to be paid by the tenant based on the existing lease and (b) Management’s estimate of current market lease rates for the corresponding in-place leases, over the remaining terms of the in-place leases. Capitalized above-market lease amounts are reflected in “Intangible assets, net” in the combined balance sheets and amortized as a decrease to rental revenue over the remaining terms of the respective leases. Capitalized below-market lease amounts are reflected as “Below market lease value” liabilities in the combined balance sheets and are amortized as an increase in rental revenue over the remaining terms of the respective leases. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance, net of the security deposit, of the related intangible is written off.
     The aggregate value of other acquired intangible assets consists of acquired in-place leases. The fair value allocated to acquired in-place leases consists of a variety of components including, but not necessarily limited to: (a) the value associated with avoiding the cost of originating the acquired in-place lease (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (b) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes, insurance and other operating expenses); (c) the value associated with lost rental revenue from existing leases during the assumed lease-up period; and (d) the value associated with any other inducements to secure a tenant lease. The value assigned to acquired in-place leases is amortized over the lives of the related leases.
     Impairment
     As required by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), Management assesses the potential for impairment of its long-lived assets, including real estate properties and intangibles, whenever events occur or a change in circumstances indicate that the recorded value might not be fully recoverable. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows expected from the use and eventual disposition of the asset to its carrying value. If the undiscounted cash flows do not exceed the carrying value, the real estate or intangible carrying value is reduced to fair value and impairment loss is recognized. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Based upon such periodic assessments, no indications of impairment were identified for the years ended December 31, 2007 and 2006.
Repairs, Maintenance and Major Improvements
     The costs of ordinary repairs and maintenance are charged to operations when incurred. Major improvements that extend the life of an asset are capitalized and depreciated over the remaining useful life of the asset. Various lenders have required the Combined Entities to maintain reserve accounts for the funding of future repairs and capital expenditures, and the balances of these accounts are classified as restricted cash on the balance sheet of the Combined Entities.
Tenant Receivables
     Tenant receivables are recorded and carried at the amount billable per the applicable lease agreement, less any allowance for uncollectible accounts. An allowance for uncollectible accounts is made when collection of the full amounts is no longer considered probable. There are allowances for uncollectible accounts for each period presented which are not significant. Tenant receivables are included in “Accounts receivable, net” on the accompanying combined balance sheets.
Deferred Financing Costs
     Deferred financing costs include fees and costs incurred in conjunction with long-term financings and are amortized over the terms of the related debt using a method that approximates the interest method. Deferred financing costs, net of accumulated amortization, were $2,801 and $3,321 at December 31, 2007 and 2006, respectively. Upon repayment of the underlying debt agreement, any amortized costs are written off in the period of repayment. For the year ended December 31, 2006, the Combined Entities expensed $433 of deferred finance costs related to early retirement of debt obligations. The expense is included in “Interest” in the 2006 statement of operations.

Real Estate Joint Ventures
     Combined Entities is the managing member in a joint venture investment and follows the consensus of the FASB Emerging Issues Task Force, or EITF, regarding Issue No. 04-05 (EITF 04-05), Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights. The guidance in EITF 04-05 provides a framework for addressing the question of when a general partner should consolidate a limited partnership. The EITF has concluded that the general partner of a limited partnership should consolidate a limited partnership unless (1) the limited partners possess substantive kick-out rights as defined in FIN 46(R), Consolidation of Variable Interest Entities, or (2) the limited partners possess the substantive participating rights similar to the rights described in Issue 96-16, Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Stockholders have Certain Approval or Veto Rights. The limited members in Combined Entities’ limited liability company discussed in Note 5, Investments in Real Estate Joint Ventures, possess substantive participating rights and, accordingly, the investments in these joint ventures are accounted for using the equity method of accounting. The joint venture investment was initially recorded at cost in the combined financial statements and, since Combined Entities is the managing member, its share of the profits and losses is recognized under the equity method of accounting in the combined statements of operations and as additions to or reductions of the joint venture investment.
Guarantees
     The Combined Entities records a liability using expected present value measurement techniques for guarantees entered into or modified subsequent to December 31, 2002 in accordance with FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). The note payable secured by the City Center property has been guaranteed by several related parties of The Shidler Group. The Combined Entities had no other direct or indirect guarantees of indebtedness as of December 31, 2007, other than customary non-recourse carve-out obligations common in commercial non-recourse financing transactions.
Fair Value of Financial Instruments
     The Combined Entities follow SFAS No. 107, Disclosures about the Fair Value of Financial Instruments which requires the disclosure of the fair value of financial instruments for which it is practicable to estimate the value. Management considers the carrying amount of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses to approximate fair value due to the short maturity of these instruments. The Combined Entities has estimated the fair value of its mortgage notes payable utilizing present value techniques. At December 31, 2007, the carrying amount and estimated fair value of the mortgage notes payable were $288,717 and $284,059, respectively.
Recent Accounting Pronouncements
     FIN 48
     In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. The effective date of FIN 48 for all non-public entities has been deferred to annual financial statements for fiscal years beginning after December 15, 2007. Since none of the

Combined Entities are subject to corporate taxation, Management does not believe the adoption of this standard will have any material impact on the combined financial statements of the Combined Entities.
     SFAS No. 157
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and provides expanded disclosure about how fair value measurements were determined. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any circumstances. SFAS No. 157 is effective for financial assets and liabilities on January 1, 2008. The FASB has deferred the implementation of the provisions of SFAS No. 157 relating to certain non-financial assets and liabilities until January 1, 2009. Management does not expect the adoption of SFAS No. 157 to have a material impact on the financial statements.
     SFAS No. 141R
     In December 2007, the FASB issued SFAS No. 141R, Business Combinations (“SFAS No. 141R”), which replaces SFAS No. 141, Business Combinations. SFAS No. 141R applies to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed and interests transferred as a results of business combinations. Under this pronouncement, acquisition-related costs must be expensed rather than capitalized as part of the basis of the acquired. SFAS No. 141R also expands required disclosure to improve financial statement users’ ability to evaluate the nature and financial effects of business combinations. SFAS No. 141R is effective for all transactions entered into on or after January 1, 2009. Management is currently assessing the potential impact that the adoption of SFAS No. 141R will have on its financial position and results of operations.
     SFAS No. 160
     In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements–An Amendment to ARB No. 51 (“SFAS No. 160”). SFAS 160 requires a noncontrolling interest in a subsidiary to be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest to be identified in the consolidated financial statements. SFAS No. 160 also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation. SFAS No. 160 is effective on January 1, 2009. Management is currently assessing the potential impact SFAS No. 160 will have on its financial position and results of operations.
3. Minimum Future Rental Revenues
     The Combined Entities lease space to tenants primarily under non-cancelable, fixed-term operating leases, which generally contain provisions for a base rent plus reimbursement for all taxes (including property tax), insurance, maintenance and other operating costs associated with the leased property.
     Expected future minimum lease payments by tenants under non-cancelable operating leases as of December 31, 2007 were as follows:

AS OF
For the year ending:	DECEMBER 31, 2007

2008	$25,044
2009	$22,405
2010	$19,056
2011	$14,270
2012	$9,590
Thereafter	$19,501
Tenant Concentrations
     For the years ended December 31, 2007 and 2006, no single tenant exceeded 10% of the Combined Entities total rental revenue.
4. Investments in Real Estate and Acquisitions
Investments in Real Estate
     The Combined Entities had the following investments in real estate at December 31, 2007 and 2006:

	DECEMBER 31,
	2007	2006

Land and Land Improvements	$50,764	$50,795
Building and Building Improvements	145,366	141,707
Tenant Improvements	26,695	24,026
Furniture, Fixtures and Equipment	3,520	2,473

Investments in Real Estate	226,345	219,001
Less: Accumulated Depreciation	(30,642)	(24,847)

Net Investments in Real Estate	$195,703	$194,154

Acquisition of Real Estate
     During the years ended December 31, 2007 and 2006, the Combined Entities did not acquire any new properties.
     Amortization of the acquisition cost allocated to intangible assets and liabilities for the years ended December 31, 2007 and 2006 was as follows:

	YEARS ENDED
	DECEMBER 31,
	2007	2006

Amortization of below market ground lease value (included in depreciation and amortization expense)	$6	$6
Amortization of lease in place value (included in depreciation and amortization expense)	$1,746	$1,818
Amortization of leasing commissions (included in depreciation and amortization expense)	$756	$989
Amortization of legal & marketing costs (included in depreciation and amortization expense)	$205	$339
Amortization of below market tenant lease value (included as an increase to rental revenue)	$(942)	$(892)

     As of December 31, 2007, the Combined Entities weighted average amortization period on intangible assets was 8.71 years, and the weighted average amortization period on intangible liabilities was 4.82 years.
     As of December 31, 2007, scheduled amortization of existing intangible assets, excluding leasing commissions and parking license agreement of $5,272, and below market lease value liabilities from real estate acquisitions was as follows:

		BELOW MARKET
	INTANGIBLE	LEASE VALUE
	ASSETS	LIABILITY

2008	1,948	718
2009	1,647	573
2010	1,355	473
2011	940	278
2012	678	238
Thereafter	2,745	1,755

	$9,313	$4,035

5. Investments in Real Estate Joint Ventures
     In December 2005, the Combined Entities acquired for $307, a 7.5% minority interest in an LLC owning the office building known as Seville Plaza located in San Diego, California. The Combined Entities manages the day-to-day operations of Seville Plaza; however, the majority members have significant participating rights and must consent to all significant decisions concerning Seville Plaza. Accordingly, these interests are accounted for using the equity method of accounting.

Balance, December 31, 2005	$309
Equity in net loss — year ended December 31, 2006	(32)

Balance, December 31, 2006	277
Equity in net loss — year ended December 31, 2007	(31)

Balance, December 31, 2007	$246

6. Mortgage Notes Payable

	OUTSTANDING AS OF DECEMBER 31,		INTEREST RATE AT	MATURITY
PROPERTY	2007	2006	DECEMBER 31, 2007	DATE	AMORTIZATION

City Center	$3,941	$4,103	7.5000%	08/15/08	183 months
Davies Pacific Center	95,000	95,000	5.8600%	11/11/16	Interest Only
First Insurance Center	38,000	38,000	5.7350%	01/01/16	Interest Only
First Insurance Center	14,000	14,000	5.3950%	01/06/16	Interest Only
Pacific Business News Building	11,933	12,059	6.9800%	04/06/10	360 months
Pan Am Building	60,000	60,000	6.1700%	08/11/16	Interest Only
City Square	27,500	27,500	5.5772%	09/01/10	Interest Only
City Square (1)	26,543	22,860	LIBOR + 2.35%	09/01/10	Interest Only
Sorrento Technology Center	11,800	11,800	5.7500%	01/11/16	Interest Only

Total	$288,717	$285,322

(1)	30 Day LIBOR is capped at 5% until September 2008.
     The lenders’ recourse for notes payable, with the exception of City Center (see Note 2, Guarantees, regarding the guaranty for this loan), is the secured property and, in some instances, cash reserve accounts. The scheduled maturities of mortgages and notes payable as of December 31, 2007 are as follows:

AS OF
DECEMBER 31, 2007

2008	$4,075
2009	146
2010	65,696
2011	—
2012	—
Thereafter	218,800

$288,717

7. Interest Rate Cap Agreement
     On August 18, 2005, the Combined Entities purchased an interest rate cap agreement from a financial institution on $28,500 of the Combined Entities’ debt. The agreement caps interest paid at 5% until September 2008. The difference between the book value and the fair market value of the interest rate cap agreement at December 31, 2007 and 2006, was not significant.
     The Combined Entities’ cost of the interest rate cap is included in deferred charges and is amortized as interest expense over the life of the agreement.
8. Commitments and Contingencies
Minimum Future Ground Rents
     The Combined Entities has a ground lease agreement for the City Center property. The following table indicates the future minimum ground lease payments as of December 31, 2007:

CITY
CENTER

For the year ending:
2008	$282
2009	292
2010	302
2011	312
2012	323
Thereafter	8,096

$9,607

     The City Center ground lease expires May 31, 2035. The annual rent is a combination of a base rent amount plus 3% of base rental income. On June 1, 2016 and 2026, the annual rental obligation will reset to an amount equal to 6% of the fair market value of the land. However, the ground rent cannot be less than the rent for the prior period. For the period prior to June 1, 2016, the Combined Entities have only included the base rent component in the minimum future payments. For the period after June 1, 2016, Management estimated the annual minimum future rental payments to be an amount equal to the rent paid for the immediately preceding 12-month period.
Davies Pacific Center Ground Lease Termination
     The Combined Entities acquired the Davies Pacific Center as a fee simple property on December 19, 2003. Concurrent with the purchase, the Combined Entities entered into a sale leaseback arrangement where it sold the land to an unrelated party for $10,000 and entered into a ground lease to December 31, 2063. Combined Entities had an option to acquire the leased fee interest from the ground lessor for $10,000. Concurrent with the closing of a new loan encumbering Davies Pacific Center in October 2006, the Combined Entities exercised its option and acquired the leased fee interest for $10,030, thus terminating the ground lease.
Contingencies
     The Combined Entities are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance, subject to deductibles and other customary limitations on recoveries. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Combined Entities’ financial position and results of operations or cash flows.
Concentration of Credit Risk
     The Combined Entities operating properties are located in Honolulu, San Diego, and Phoenix. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory, and social factors affecting the markets in which the tenants operate.
     Financial instruments that subject the Combined Entities to credit risk consist primarily of cash, accounts receivable, deferred rents receivable, and interest rate contracts. The Combined Entities maintain their cash and cash equivalents and restricted cash on deposit with high quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to the maximum amount; and, to date, the Combined Entities has not experienced any losses on its invested cash. Restricted cash held by lenders is held by those lenders in accounts maintained at major financial institutions. Management performs ongoing credit evaluations of its tenants for potential credit losses.

Conditional Asset Retirement Obligations
     The Combined Entities follow FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (FIN 47). FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, represents a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within a company’s control. Under this standard, a liability for a conditional asset retirement obligation must be recorded if the fair value of the obligation can be reasonably estimated. FIN 47 was effective for fiscal years ending after December 15, 2005. Based on the age of the construction, properties in the Combined Entities portfolio may contain non-friable asbestos. If these properties undergo major renovations or are demolished, certain environmental regulations are in place, which specify the manner in which the asbestos, if present, must be handled and disposed. No major renovation or demolition of any of the Combined Entities properties is contemplated at the present time. As of December 31, 2007, the obligations to remove the asbestos from these properties have indeterminable settlement dates and, therefore, Management is unable to reasonably estimate the fair value of the conditional asset retirement obligation.
     City Center Ground Lease
     The ground lease of City Center contains a surrender clause that provides the lessor with the right to require the lessee, at its own expense, to raze and remove all improvements from the leased premises if the lessee has not complied with certain other provisions of the ground lease. These provisions require the lessee to: (1) only make significant improvements or alterations to the building under the supervision of a licensed architect and/or structural engineer with lessor’s written approval, (2) comply with the Americans with Disabilities Act of 1990, and (3) comply with all federal, state, and local laws regarding the handling and use of hazardous materials. The requirement to remove the improvements is contingent first on the lessee’s failure to comply with the terms of the lease and second upon the cost of compliance with the lease exceeding the estimated value of the improvements.
     The existence of an obligation in this situation is within the control of the City Center ownership entity. The property has been determined to be in substantial compliance with the Americans with Disabilities Act of 1990, all work is supervised by licensed professionals, and Management is not aware of any violations of laws regarding the handling or use of hazardous materials. If the City Center fails to satisfy any of these requirements in the future, the obligation is still subject to the lessor’s decision to require the improvements to be removed. Management believes that it is improbable that there will ever be an obligation to retire the City Center improvements pursuant to this provision.
Purchase Commitments
     The Combined Entities is required by certain leases and loan agreements to complete tenant and building improvements. As of December 31, 2007, this amount is projected to be $4,764.
9. Related Party Transactions
     The Combined Entities paid amounts to affiliated entities for services provided relating to leasing, property management, and property acquisition underwriting, and property financing. The fees paid are summarized in the table below for the indicated periods:

	DECEMBER 31,
	2007	2006

Property Management Fees	$2,199	$1,865
Leasing Commissions	329	275
Property Acquisition Fees	28	31
Property Financing Fees	15	41

Total	$2,571	$2,212

     Leasing commissions are capitalized as deferred leasing costs and included in intangible assets, net in the combined balance sheets. These costs are amortized over the life of the related lease.
     Property management fees are calculated as a percentage of the rental cash receipts collected by the properties (ranging from 2.0% to 4.0%), plus the payroll costs of on-site employees and are included in property operating expenses in the combined statements of operations.
     Property acquisition fees are capitalized and included as investment in real estate in the combined balance sheets.
     Property financing fees are capitalized and included as deferred financing costs in the combined balance sheets. These costs are amortized over the term of the related loan.
     The Combined Entities lease commercial office space to affiliated entities. The annual rents from these leases totaled $401 and $441 for the years ended December 31, 2007 and 2006, respectively.
     Two related parties of The Shidler Group loaned funds to the entity that owns the City Center property. As of December 31, 2007, the outstanding principal was $20,481 and accrued interest was $29,257. This loan is not secured by the property and is included in “Other liabilities” on the combined balance sheets. This obligation is not being transferred to the Operating Partnership as part of the Transactions.
     Receivables of $1,209 owed by related parties to Combined Entities as of December 31, 2005 were fully paid during 2006.
10. Entities Holding Ownership Interests in Property
     The Combined Entities will be contributing all its ownership interests in eight office properties to the Operating Partnership. The Combined Entities ownership interests come from their membership interests in the entities listed in the following table for each of the Contributed Properties. Each of the entities listed in the following table is the direct or indirect owner of the fee simple or leasehold interests in the Contributed Properties.

PROPERTY	LEGAL ENTITY
Davies Pacific Center	DPC Mezzanine, LLC

Pan Am Building	Pan Am Mezzanine I, LLC
Pan Am Mezzanine II, LLC
Pan Am Mezzanine III, LLC
Pan Am Mezzanine IV, LLC

PBN Building	PBN Office, LLC

City Center	City Center, LLC

First Insurance Center	Pacific Office Properties Trust (Ward Avenue), LLC
101 Park Avenue (1100 Ward), LLC

City Square	STIRR N. Central, LLC

Sorrento Technology Center	Pacific Office Properties Trust/Sorrento Tech, LLC

Seville Plaza Joint Venture	Pacific Office Properties/Seville Mezzanine Partners, LLC
11. Change in Reporting Entity
     The financial statements for Combined Entities represents a combination of Combined Entities I and Combined Entities II previously included in a definitive proxy statement for AZL filed with the Securities and Exchange Commission (“SEC”) on December 13, 2007.
     Management has concluded that Waterfront, the entity now receiving the largest equity share in the Operating Partnership, should be designated as the accounting acquirer of the Operating Partnership in the Transactions contemplated by the Master Agreement. The financial statements of the accounting acquirer, Waterfront, are presented separately.
     The table below reconciles the net loss for Combined Entities I and Combined Entities II to the total net loss reported by the Combined Entities:

YEAR ENDED
DECEMBER 31,
2006

Combined Entities I	$(10,682)
Combined Entities II	(4,010)

Combined Entities	$(14,692)

12. Subsequent Events
     On March 19, 2008, POPT consummated the Transactions contemplated by the Master Agreement. As part of the Transactions, AZL reincorporated to Maryland by merging with and into its wholly-owned subsidiary, Pacific Office Properties Trust, Inc., with POPT as the surviving corporation. As contemplated by the Master Agreement, substantially all of the assets and certain liabilities of AZL and substantially all of the commercial real estate assets and related liabilities of POP Contributor were contributed to the Operating Partnership, in which POPT and POP Contributor became the sole general partner and a limited partner in the Operating Partnership, respectively, with corresponding 18.25% and 81.75% common ownership interests in the Operating Partnership. The commercial real estate assets of POP Contributor contributed to the Operating Partnership consisted of the Contributed Properties, including the Waterfront Property.

Combined Entities
Schedule III
Real Estate and Accumulated Depreciation
December 31, 2007
(in thousands)

					COSTS	GROSS AMOUNTS AT WHICH CARRIED
			INITIAL COSTS		CAPITALIZED	AT DECEMBER 31, 2007							DEPRECIABLE
				BLDG. and	SUBSEQUENT TO		BLDG. and		ACCUMULATED	DATE	DATE		LIFE
PROPERTY NAME	LOCATION	ENCUMBRANCES	LAND	IMP.(A)	ACQUISITION	LAND	IMP.(A)	TOTAL	DEPRECIATION	BUILT(B)	ACQUIRED		(YEARS)

City Center	Hawaii	$3,941	$—	$7,284	$8,194	$—	$15,478	$15,478	$6,866	1964	1985		5-39
Pacific Business News Building	Hawaii	11,933	4,044	3,752	5,111	4,069	8,838	12,907	2,838	1964	1996	(C)	5-39
Davies Pacific Center	Hawaii	95,000	15,125	40,812	5,446	15,155	46,228	61,383	8,261	1972	2003		3-34
Pan Am Building	Hawaii	60,000	6,706	23,154	3,717	6,706	26,871	33,577	4,184	1969	2003		4-46
City Square	Arizona	54,043	10,664	22,042	12,559	10,624	34,641	45,265	5,194	1961/'65/'71	2005		2-40
Sorrento Technology Center	California	11,800	4,891	8,184	723	4,891	8,907	13,798	828	1984	2005		5-35
First Insurance Center	Hawaii	52,000	7,189	34,910	1,838	7,189	36,748	43,937	2,471	1983	2005		5-41

Total		$288,717	$48,619	$140,138	$37,588	$48,634	$177,711	$226,345	$30,642

(A)	Includes building and improvements, land improvements, furniture, fixtures and equipment.

(B)	Represents the year in which the property was first placed in service.

(C)	50% interest acquired in February 1996, 16.66% interest in January 2001, and remaining 33.34% interest acquired in October 2004.

Combined Entities
Schedule III
Real Estate and Accumulated Depreciation
For the Years Ended December 31, 2007 and 2006
(in thousands)
The following is a reconciliation of real estate and accumulated depreciation:

	2007	2006

Real Estate Properties:
Balance, beginning of year	$219,001	$206,299
Improvements	10,136	13,590
Write off of property	(2,792)	(888)

Balance, end of year	$226,345	$219,001

Accumulated depreciation:
Balance, beginning of year	$24,847	$17,613
Depreciation	8,368	8,009
Write off of property	(2,573)	(775)

Balance, end of year	$30,642	$24,847